Exhibit 10.1C

Amendment No. 2 to the

XOMA LTD.

1981 SHARE OPTION PLAN

Effective December 8, 2004 and pursuant to Board action, the terms of the options granted to employees of the Company during the period of 1996 to 2002 under the XOMA Ltd. 1981 Share Option Plan (the “Plan”) are hereby amended as follows:

“Effect of Termination of Employment.

(1) Termination Generally. Should an optionee cease to be an employee of the Company while the holder of one or more outstanding options granted to such optionee under the Plan for any reason other than as provided under subsections (2), (3) or (4) below, then such option or options shall not remain exercisable (except as otherwise specifically authorized by the Plan Administrator) for more than a twelve (12) month period following the date of such cessation of employee status, and each such option shall, during such twelve (12) month period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of employee status. Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term. Upon the expiration of such twelve (12) month period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

(2) Termination on Death. Should an optionee cease to be an employee of the Company while the holder of one or more outstanding options under the Plan by reason of death, then such option or options shall become fully exercisable on the date of death even if such options were not fully exercisable prior to death, and shall remain exercisable for a twelve (12) month period following the date of death. Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term. Upon the expiration of such twelve (12) month period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. In the case of any option granted to an optionee under the Plan and exercisable following the optionee’s death, such options shall be exercisable by the personal representative of the optionee’s estate or by the person or persons to whom the option is transferred pursuant to subsection (b) above, provided such exercise occurs prior to the earlier of (i) the expiration of a twelve (12) month period following the date of the optionee’s death or (ii) the specified expiration date of the option term.

(3) Termination on Retirement. Should an optionee cease to be an employee of the Company while the holder of one or more outstanding options under the Plan by reason of retirement at or after age fifty-five (55) and where the optionee’s age plus years of full-time employment with the Company exceed seventy (70) (“Retirement”), then such option or options shall become fully exercisable as of the date of Retirement (even if such options were not fully exercisable prior to Retirement) and shall remain exercisable for the full option term as if the optionee had continued in employment. Upon the expiration of the option term, the option shall terminate and cease to be exercisable.

(4) Termination for Cause or Unauthorized Disclosure. If (i) the optionee’s status as an employee is terminated for cause (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets) or (ii) the optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its subsidiaries, then upon the occurrence of any such event all outstanding options granted the optionee under the Plan shall immediately terminate and cease to be exercisable.

(5) Discretion to Accelerate Exercisability. Notwithstanding subsection (1) above, the Plan Administrator shall have the discretion to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the period of exercisability following cessation of employee status (as provided in such subsections), the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of the optionee’s cessation of employee status but also with respect to one or more installments of purchasable shares for which the option otherwise would have become exercisable had such cessation of employee status not occurred.

(6) Employment by Company or Subsidiary. For purposes of the foregoing provisions of this Section, the optionee shall be deemed to be an employee of the Company for so long as the optionee remains in the employ of the Company or one or more of its subsidiaries.”

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